Exhibit 10.1

AMENDMENT NUMBER 1 TO

REGISTRATION RIGHTS AGREEMENT

This AMENDMENT NUMBER 1 TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is entered this 29th day of March, 2011, by and among IRIDIUM COMMUNICATIONS INC., a Delaware corporation (the “Company”) and the parties listed on the signature pages hereof.

RECITALS

WHEREAS, in connection with the Company’s acquisition of all the outstanding equity of Iridium Holdings LLC, the Company and the Shareholders have previously entered into the Registration Rights Agreement, dated as of September 29, 2009 (the “Agreement”). Capitalized terms used herein without definition shall have the meanings given to such terms in the Agreement;

WHEREAS, Section 5.03 of the Agreement provides that the Company and the Initial Holders (so long as they, collectively, hold at least 10% of their initial Registrable Securities), Syndicated Communications, Inc. (so long as it holds at least 10% of its initial Registrable Securities), Syndicated Communications Venture Partners IV, L.P. (so long as it holds at least 10% of its initial Registrable Securities), Baralonco N.V. (so long as it holds at least 10% of its initial Registrable Securities), and the holders of at least 51% of the Registrable Securities held by the parties hereto at the time of such proposed amendment or modification, may amend the Agreement; and

WHEREAS, the Company and those Shareholders required by Section 5.03 of the Agreement to amend such agreement desire to amend the Agreement as set forth herein to amend the definition of “Registrable Securities” therein.

AGREEMENTS

NOW, THEREFORE, for and in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

1. Amendment to Definition of “Registrable Securities.” Pursuant to this Amendment, the definition of “Registrable Securities” in Section 1.01(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“Registrable Securities” means, the Parent Securities held as of the date hereof by the Shareholders and any other securities issued or issuable by Parent or any of its successors or assigns in respect of such Parent Securities by way of conversion, exchange, exercise, dividend, split, reverse split, combination, recapitalization, reclassification, merger, amalgamation, consolidation, sale of assets, other reorganization or otherwise until (i) a registration statement covering such Parent Securities or such other securities has been declared effective by the SEC and such Parent Securities or such other securities have been disposed of pursuant to such effective registration statement, (ii) such Parent Securities or such other securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, or (iii) with respect to any particular Shareholder other than Baralonco N.V., all Parent Securities held by such Shareholder may be sold without restriction pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act.

2. Conforming Amendment to Section 2.01(b). Pursuant to this Amendment, Section 2.01(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

(b) Parent shall not be required to effectuate any Public Offering prior to, or following the expiration of, the Effectiveness Period. During the Effectiveness Period, Parent shall only be required to effectuate one Public Offering from such Shelf Registration (an “Underwritten Takedown”) within any six-month period, which offering may be requested by Shareholders then holding at least three million Registrable Securities. In connection with any such Underwritten Takedown:

(i) If Parent shall receive a request from Shareholders then holding at least three million Registrable Securities (the requesting Shareholder(s) shall be referred to herein as the “Requesting Shareholder”) that Parent effect the Underwritten Takedown of all or any portion of the Requesting Shareholder’s Registrable Securities, and specifying the intended method of disposition thereof, then Parent shall promptly give notice of such requested Underwritten Takedown (each such request shall be referred to herein as a “Demand Takedown”) at least 10 Business Days prior to the anticipated filing date of the prospectus or supplement relating to such Demand Takedown to the other Shareholders then holding Registrable Securities and thereupon shall use its reasonable best efforts to effect, as expeditiously as possible, the offering in such Underwritten Takedown of:

(A) subject to the restrictions set forth in Section 2.01(b)(iii), all Registrable Securities for which the Requesting Shareholder has requested such offering under Section 2.01(b)(i), and

(B) subject to the restrictions set forth in Section 2.01(b)(iii), all other Registrable Securities that any Shareholders then holding Registrable Securities (all such Shareholders, together with the Requesting Shareholder, the “Selling Shareholders”) have requested Parent to offer by request received by Parent within 7 Business Days after such Shareholders receive Parent’s notice of the Demand Takedown, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be offered.

(ii) Promptly after the expiration of the 7-Business Day-period referred to in Section 2.01(b)(i)(B), Parent will notify all Selling Shareholders of the identities of the other Selling Shareholders and the number of shares of Registrable Securities requested to be included therein.

(iii) If the managing underwriter in an Underwritten Takedown advises Parent and the Requesting Shareholder that, in its view, the number of shares of Registrable Securities requested to be included in such Underwritten Offering exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), Parent shall include in such Underwritten Offering, up to the Maximum Offering Size, Registrable Securities requested to be included in such Underwritten Takedown by all Selling Shareholders and allocated pro rata among such Selling Shareholders on the basis of the relative number of Registrable Securities held by each such Selling Shareholders at such time.

3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4. Effectiveness. This Amendment shall become effective upon the execution hereof by the Company and the Initial Holders (so long as they, collectively, hold at least 10% of their initial Registrable Securities), Syndicated Communications, Inc. (so long as it holds at least 10% of its initial Registrable Securities), Syndicated Communications Venture Partners IV, L.P. (so long as it holds at least 10% of its initial Registrable Securities), Baralonco N.V. (so long as it holds at least 10% of its initial Registrable Securities) and the holders of at least 51% of the Registrable Securities.

5. Governing Law. This Amendment shall be deemed a contract made under the laws of the State of Delaware and, together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of such State.

6. Continuing Effect. Other than as set forth in this Amendment, all of the terms and conditions of the Agreement shall continue in full force and effect.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amendment Number 1 as of the day and year first above written.

COMPANY:	IRIDIUM COMMUNICATIONS INC.

	By:	/s/ Thomas J. Fitzpatrick
	Name:	Thomas J. Fitzpatrick
	Title:	Chief Financial Officer

SHAREHOLDERS:	GREENHILL & CO., INC.

	By:	/s/ Harold J. Rodriguez, Jr.
	Name:	Harold J. Rodriguez, Jr.
	Title:	Treasurer

/s/ Thomas C. Canfield
THOMAS C. CANFIELD

/s/ Kevin P. Clarke
KEVIN P. CLARKE

/s/ Parker W. Rush
PARKER W. RUSH

SYNDICATED COMMUNICATIONS
VENTURE PARTNERS IV, L.P.

By: WJM Partners IV, LLC, its General Partner

	By:	/s/ Terry L. Jones
	Name:	Terry L. Jones
	Title:	Managing Member

BARALONCO LIMITED

	By:	/s/ Thomas Alabakis
	Name:	Thomas Alabakis
	Title:	Director